 5124680
WAG/vldj/ao
25 July 2007

NOTE ABOUT TRANSLATION:

This document is an English translation of a document prepared in Dutch. In preparing this document, an attempt has been made to translate as literally as possible without jeopardizing the overall continuity of the text. Inevitably, however, differences may occur in translation and if they do, the Dutch text will govern by law.

In this translation, Dutch legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to concepts described by the English terms as such terms may be understood under the laws of other jurisdictions.

CONTRACT FOR SALE

1.           Parallelweg 29 in Beverwijk
2.           Kriuisweg 855, 857, 859 in Hoofddorp
3.           Schinkelwaard 20 in Alkmaar
4.           Willemstraat 47, 67, 69 in Hengelo
5.           Zuidermolenweg 7 in Amsterdam
6.           Produktieweg 119 in Wormerveer

The undersigned:
1.
Alfang B.V., a private company with limited liability (een besloten vennootschap met beperkte aansprakelijkheid), with official seat in Eindhoven, having offices at 2451 VW Leimuiden, Waaier 38, registered with the Chamber of Commerce under number 17068055,

Telephone: 0172-500801

referred to hereinafter as ‘the Seller’;

2.
Royal Invest Europe B.V., a private company with limited liability (een besloten vennootschap met beperkte aansprakelijkheid), with official seat in Amsterdam, having offices at 1066 EE Amsterdam, Ditlaar 7 (P.O. Box 75139, 1070 AC Amsterdam), registered with the Chamber of comemrce under number 34130365.

Telephone: 020-6720026,

referred to hereinafter as ‘the Buyer’;

which buyer acts for itself and/or principal yet to be named,

have agreed that:

the Seller will sell to the Buyer and that the Buyer will buy from the Seller, the following registered properties:

1.	the office building with parking area including the parcel of land on which the premises have been erected and further appurtenances, locally known as
Parallelweg 29, 1948 NK Beverwijk, recorded in the land register as Beverwijk section A numbers:
-	9017, measuring nineteen ares and twenty-six centiares;
-	9018, measuring twenty-six ares and seventy-two centiares;
-	9252, measuring two ares and ten centiares.
2.
the office complex with parking area including the parcel of land on which the premises have been erected and adjoining land and all further appurtenances, locally known as Kruisweg 855, 857 and 859, 2132 NG Hoofddorp, recorded in the land register as  municipality of Haarlemmermeer section K number 6432, measuring forty-four ares and seventy centiares.

3.
the perpetual ground lease of a parcel of land, owned by the municipality of Alkmaar, located at Schinkelwaard in the zoning area “Huiswaard 2” in Alkmaar, recorded in the land register as municipality of Alkmaar section L number 988, measuring sixteen ares and twenty-six centiares, with leaseholder rights to the buildings situated on that land, consisting of the two-storeyed office building located on it, locally known as Schinkelwaard 20, 1824 DS Alkmaar.

4.
the office buildings with parking lots, locally known as Willemstraat 47, 67 and 69, 7551 DL Hengelo (Overijssel) with a parcel of land in its vicinity close to Brugstraat in Hengelo (Overijssel), recorded in the land register as municipality of Hengelo section O number 4372, measuring twelve ares and forty-seven centiares, and municipality of Hengelo section O number 4999, measuring two ares and six centiares.

5.
the perpetual ground lease of a parcel of land, owned by the municipality of Amsterdam, located at Zuidermolenweg in Amsterdam, recorded in the land register as municipality of Sloten section G number 1449, measuring nine ares, with leaseholder rights to the buildings situated on that parcel, being an office building with industrial space, warehouse with yard, locally known as Zuidermolenweg 7, 1069 CE Amsterdam.

6.
the industrial premises including the industrial building constructed on it, locally known as (1521 NJ) Wormerveer, Produktieweg 119, recorded in the land register as municipality of Wormerveer section A number 6619, measuring five ares and forty centiares,

- hereinafter both jointly and individually referred to as ‘the property’;

The purchase price of the property is:
fifteen million euro (€ 15,000,000.00).

DEFINITIONS
In this contract of sale, the following definitions apply:
1.	‘sale’: the agreement for sale and purchase contained in this contract of sale;
2.
‘special account’: the special account referred to in Article 25 of the Notaries Act (Wet op het notarisambt)  in the name of the notary referred to at 7 below or the civil or general partnership in which he works together with other notaries, which account is kept at ABN AMRO Bank N.V. under account number 55.72.97.133;

3.	‘deed of delivery’: the conveyance which is required for delivery and must be executed in the presence of the notary referred to at 4;
4.	‘notary’: mr. W.A. Groen, Loyens & Loeff N.V., Fred. Roeskestraat 100, 1076 ED Amsterdam, telephone 31 – 20 – 578 578 5; fax 31 – 20 – 578 58 53, or his deputy or associate;
5.	‘the property’: the registered properties referred to above.

This contract of sale is made subject to the following Special and Standard Conditions.

In the event of any inconsistency between the Special and Standard Conditions, the Special Conditions shall prevail.

SPECIAL CONDITIONS
Costs
Article 1
1.
The transfer duty (if due) calculated on the basis of the value of the property, increased or reduced as provided in the Legal Transactions (Taxation) Act (Wet op belastingen van rechtsverkeer), shall be paid by the Buyer.

The notary’s fees on account of this contract of sale and the costs of the delivery and transfer of ownership of the property, as well as the turnover tax due on the said fees and costs, shall be paid by the Buyer.

2.
Where the transfer duty is payable by the Buyer and where, for the computation of this duty, a reduction of the basic value may be claimed because the property was acquired or notionally delivered within the meaning of the Turnover Tax Act (Wet op de omzetbelasting)1968, subject to transfer duty or non-deductible turnover tax, by the Seller or his predecessor(s)-in-title less than six months before the signing of the deed of delivery, the Buyer shall pay to the Seller the difference between the amount of transfer duty that would have been due without the said reduction and the amount of transfer duty actually due.

3.
The Seller warrants with regard to the property that he is acting as an entrepreneur within the meaning of the Turnover Tax Act (Wet op de omzetbelasting) 1968, and warrants that the delivery will take place after two have years have elapsed since the date on which the property is first occupied and the Seller and the Buyer are not making a joint request for the delivery to be treated as a delivery liable to turnover tax, with the result that no turnover tax is due on account of the delivery of the property.

4.	Where reference is made to ‘delivery’ in paragraph 3 of this article, this is intended to mean delivery within the meaning of the Turnover Tax Act (Wet op de omzetbelasting) 1968.

Representations by the Seller
Article 2
The Seller warrants that:
a.	on the date of signature of the deed of delivery the Seller has full powers to transfer the property;
b.
to date no government orders under the Housing Act (Woningwet) have been made or announced in writing requiring improvements in and/or repairs to the accommodation unit and/or the common parts of the building that have not yet been carried out, or that have been carried out by a government agency but have remained unpaid;

c.	to date the property has not been uninhabited within the meaning of the Housing Allocation Act (Huisvestingswet) and the regulations made under the said Act;
d.	on the date hereof the property is not included in any pending application for designation, listing order or registration of the property:
1.	as a listed building within the meaning of the Monuments and Historic Buildings Act (Monumentenwet) 1988;
2.	as a listed building by any local or provincial authority;
e.	no government subsidy for which conditions have yet to be satisfied has been applied for or granted in connection with the accommodation unit and/or the common parts of the property;
f.
the technical installations and the mains, pipes, cables and wiring present in the accommodation unit and/or the common parts of the property are functioning properly at present and their use is not restricted in any way by order of the competent authorities;

g.
no obligations in respect of the property exist at present under any hire-purchase agreement, option and/or contractual right of first refusal, and no such obligations will exist when the deed of delivery is signed;

h.	when the deed of delivery is signed the property will not be the subject of any claim and will not be used by third parties without any right or title thereto;
i.	1.
At present the self-contained unit is partly let and partly unlet,  everything as further specified in annex 1 attached to this deed. A part of this rent is subject to VAT and a part is not subject to VAT, everything as further specified in the said annex 1.

2.
The tenancy agreements are recorded in instruments signed under hand. These instruments that record the tenancy agreements set out the full legal relationship between the landlord and the tenants. No arrangements disadvantageous to the landlord, other than those contained in the tenancy agreements, have been made with the tenants.

3.	To date the tenants have duly fulfilled their obligations.
4.	No actions concerning the property are pending before any rent tribunal.
5.	The tenancy agreements contain no right of first refusal or option to buy.
6.	The deposits paid by the tenants and the bank guarantees furnished are specified on annex 2 which is attached tot this contract.
7.	For the spaces of the premises Schinkelwaard 20 in Alkmaar not yet actually let at the time of transfer the seller provides a rental guarantee to the buyer, such:
-	with a term of 1 year, with effect from the day of transfer of the property;
-	to an amount of in total EUR 100,000.00 rent per annum for the vacant part of the property; and
-	proportionally expiring at the time of the first letting of each relevant space in accordance with the market conditions.

As security for the performance of the seller's obligations the seller shall provide a bank guarantee, the principal amount being EUR 100,000.00, which bank guarantee must be to the satisfaction of the buyer.

During the term of the guarantee the seller shall each month pay the rent for the vacant property together with the service costs due and the turnover tax in advance.
j.	1.	The registered property mentioned under 3. and 5. of the property concern perpetual ground leases of which the ground rent has been bought off.
2.	The buyer has received a copy of the applicable conditions with regard to the ground leases.
k.	no other easements exist other than mentioned in the title deeds;
l.	no obligations entailed by a particular title, within the meaning of Article 6:252 of the Netherlands Civil Code, exist;
m.	no covenants to insert a fresh covenant in any subsequent transfer need to be imposed upon the Buyer other than mentioned in the title deeds;
n.	no encumbrances (obligations to allow certain acts) as referred to in the Public Works (Removal of Impediments in Private Law) Act (Belemmeringenwet Privaatrecht) exist;
o.	the charges with respect to the property are as follows:
-	property tax payable on account of real right of enjoyment: normal;
-	water control corporation charges etc: normal;
-	sewage (connection) charge: normal;
p.	the rates and charges of previous periods have been paid, in so far as the relevant assessments have been imposed;
q.	fire insurance/extended fire cover for the property building has been taken out with a solid company for a sufficient amount;
r.	no legal action, binding advice procedure or arbitration is at present pending with respect to the property, the building and/or any movables sold with the property;
s.	the procedure referred to in Article 2:204c of the Netherlands Civil Code did not apply when the Seller acquired the property;
t.	the property and the installations referred to at f. above are not encumbered with any lien and will also not be encumbered by any lien when the deed of delivery is signed;
u.	the property is at present connected directly to the public water, energy and sewerage systems;
the property has lawful and unrestricted access to the public highway in the manner evident on the spot;
v.	he (the Seller) has used the property exclusively for an investment intended to be let.

Duty of notice
Article 3
The Seller warrants that he has given the Buyer all information that should properly be brought to the Buyer’s notice, subject to the proviso that the Seller is not required to supply information about matters which are already known to the Buyer or about which he could have learned by making his own survey, in so far as it is reasonable to expect the Buyer, in keeping with common practice, to make such a survey.

Seller's representations concerning pollution
Article 4
The Seller also makes the following representations:
a.	he is not aware of any facts, on the basis of (among other things):
-	his personal expertise,
-	publications in (local) newspapers,
-	a soil test carried out in the past,
-	the use to which the property has been put,

which show the property to be polluted by toxic, chemical and/or other (hazardous) substances to such an extent that under existing environmental laws and/or case law on environmental matters a clean-up operation or similar measures is/are likely to be necessary;

b.	to his knowledge the property contains no (underground) storage tanks such as oil tanks and septic tanks.
c.	to his knowledge there are no materials containing asbestos or other materials harmful to health in the property.

Other representations by the Seller
Article 5
The Seller finally makes the following representations:
a.	to his knowledge the present use of the property does not breach any provisions of public or private law and no building or alteration work has been carried out without the required permits;
b.	to his knowledge there is no obligation for the property to be offered for sale to the local authority pursuant to the Municipalities (Preferential Rights) Act (Wet voorkeursrecht gemeenten);
c.
to his knowledge the local authority has not adopted any urban renewal plan or environmental order, as defined in the Urban and Rural Regeneration Act (Wet op de stads- en dorpsvernieuwing), involving the property;

d.	to his knowledge the property has not been included in any (pending application for) designation or listing order or registration of the property as a protected townscape or landscape;
e.	to his knowledge there are no policy proposals for any plan/order as referred to in (c) above or for compulsory purchase.
f.	he has no knowledge of any circumstance or event which might jeopardise the tenants’ due fulfilment of their obligations in the future.

Representations by the Buyer
Article 6
The Buyer makes the following representations:
a.
he expressly accepts the burdens and restrictions described in this contract of sale, and those which are or could be known to him, after a survey as referred to in Article 3, from the situation as it actually exists;

b.	he acknowledges that he has received a copy of:
-	the leases;
-	deeds of transfer by which the seller acquired the property;
-	a rent statement dated 26 July 2007 mentioning the rent and rental value of the property (annex 1);
-	a copy of the purchase agreements in which the premises Willemstraat 47, 67 and 69 in Hengelo and Kruisweg 855, 857 and 859 in Hoofddorp were sold;
-	a list containing the payments of deposits by the lessees or the bank guarantees provided (annex 2).
c.	he warrants that the procedure referred to in Article 2:204c of the Netherlands Civil Code does not apply to him.
d.	he intends to use the property for the purpose described in Article 2 (v).

Delivery
Article 7
The deed of delivery shall be executed on 1 October 2007 before the notary.

Deposit
Article 8
The buyer pays into the account of the seller a deposit of EUR 250,000.00, such at the latest on 15 August 2007. The seller has this amount at its free disposal. Furthermore the provisions of Article V of the General Conditions included hereinafter apply.

Conditions subsequent
Article 9
This contract of sale is made subject to the following conditions subsequent:
a.
that on the agreed date of signature of the deed of delivery there is an obligation to offer the property for sale to the local authority under the Municipalities (Preferential Rights) Act (Wet voorkeursrecht gemeenten), and/or

b.	the condition subsequent mentioned in the attached annex 4.

If a condition subsequent is fulfilled, it shall operate retroactively as between the parties to the date when the contract was concluded.

Jurisdiction and choice of law
Article 10
1.	Any disputes arising out of or in connection with this contract shall be heard and decided exclusively by the court having jurisdiction in the district where the building is situated.
2.	This contract of sale and purchase shall be governed by the law of the Netherlands.
3.	The time limits referred to in this contract shall be governed by the Time Limits Act (Algemene termijnenwet).

Standard Conditions / limitation of liability
Article 11
The services to be rendered by the notary are governed by the Standard Conditions applied by the notary, which contain a limitation of liability. A copy of these Standard Conditions has been handed by the notary to the Seller and the Buyer.

Registration purchase agreement with landregistry
Article 12
The Buyer instructs the notary to enter the sale and purchase in the appropriate registers of the Land and Public Registry Agency by filing a copy of this contract of sale with the registrar of the relevant office of the Agency.

Commission
Article 13
The seller owes a commission to the buyer in the amount of five hundred thousand Euros (EUR 500,000.00) to be paid on the day of transfer of the property.  Because this commission is due in respect of a securities transaction, the parties believe that on the basis of the statutory exemption in this matter no turnover tax is due on this commission.

Sale of shares
Article 14
The parties have agreed that the sale of the property will be realized by the sale of shares in the seller, in such a manner that the buyer acquires 30% of the shares in the seller, being the entire issued ordinary share capital, and the shareholders in the seller maintain 70% of the share capital in the seller, these 70% being the entire issued preferential share capital. Prior to this sale of the shares in the seller an amendment of the articles of association will have to be made, in which the share capital in the seller will be amended into ordinary and preferential shares and on which occasion the issued share capital is converted into 70% preferential shares and 30% ordinary shares.
The purchase price of the ordinary shares shall be based on the intrinsic value of the Company in accordance with the acquisition balance sheet as of 30 June 2007, in which:
1.	the registered property will be included for a value of EUR 15,215,000.00;
2.	deferred taxation (belastinglatentie) will not be included and settled.
All the current account balances among the shareholders and the seller shall be settled with the transfer of the ordinary share capital. An indicative acquisition balance sheet is attached to this deed as annex 3.

Take-over of mortgage
Article 15
The parties shall endeavour that the repayments for the existing mortgages on the property will not be claimed on selling and transfer of the ordinary shares in the seller. If the loans are claimed and repaid, the possible penalty interest shall be at the expense of the buyer. The remaining principal amount of the mortgage loan provided by the HSH-Nordbanken is EUR 11,375,000.00 (of which still in building deposit with the bank: EUR 200,000.00), for which mortgage loan the premises under 1. up to and including 5. are mortgaged.
The remaining principal amount of the loan provided by the ING Bank amounts to EUR 215,000.00, for which loan the premises under 6. are mortgaged.
For the take-over of the loan of the HSH-Nordbanken a compensation of EUR 25,000.00 is due, which is at the expense of the buyer.
The buyer shall take care that the present managing director under the articles of association of the seller shall be discharged from his joint and several indebtedness for the loan of the ING Bank.

Payment of part of the purchase amount in RIIC shares
Article 16
Of the purchase amount of the property to be paid by the buyer 10% of EUR  15,000,000.00, consequently an amount of EUR 1,500,000.00 shall be paid by tendering in payment of shares in RIIC against a rate of  USD 1.20 for each share with 1 EURO = 1.35 USD as conversion rate.
These shares will be listed on the "Pink" exchange in New York. For these shares a lock-up period of two years applies with effect of 1 October 2007, or as much later as the transfer will be effected.

Auditor's opinion
Article 17
The transfer of the ordinary hares in the seller shall be effected on the basis of the seller's acquisition balance sheet as of 30 June 2007. This acquisition balance sheet shall be drawn up in accordance with sound business practice and furthermore subject to the provisions in Article 14.
At the latest on 1 December 2007 the seller's auditor shall provide the acquisition balance sheet with an unqualified audit opinion. If settlements are necessary as a result of this unqualified audit opinion they shall be effected before or at the latest on 31 December 2007.

Guarantees
Article 18
On selling and transfer of the ordinary shares the usual balance sheet and company guarantees shall be given.
As far as the registered property is concerned the guarantees and obligations as included in this purchase agreement apply.
The buyer shall perform a due-diligence investigation into the specified rents and the seller's financial details, as they have been provided by the seller and its shareholders.

STANDARD CONDITIONS

Specification of duty to deliver
Article I
1.	The Seller is obliged to deliver to the Buyer freehold title or, as the case may be, leasehold title (emphyteusis) which:
(a)
is unconditional and not subject to any curtailment, cancellation or annulment whatsoever, but without prejudice – where the property is leasehold – to the provisions of the lease and the statutory provisions;

(b)	is not subject to attachments, seizures or mortgages or registrations thereof, and is not subject to any other encumbrances, with the exception of those mentioned in this contract of sale;
(c)	is not encumbered by obligations relating to a particular title as referred to in Article 6:252 of the Civil Code, with the exception of those mentioned in this contract of sale;
(d)	is not encumbered with easements in so far as the Seller has warranted the non-existence of easements;
(e)	as regards any movables sold with the property: are free of encumbrances and not subject to attachments or seizures.
2.	The Seller and the Buyer hereby give the notary and his staff a power of attorney:
(a)
to do everything which is necessary (including the termination of loans) in order to secure cancellation of entries of mortgage and/or attachments or seizures that encumber the property and to procure such cancellation;

(b)	to inspect all such documents and registers as the notary may consider to be of importance for the performance of this contract.
3.	In so far it appears from this contract of sale that the property is let, it shall be delivered subject to the Buyer’s obligation to continue and perform the existing tenancy agreements.
No instalments of rent that are not yet due shall have been paid or attached or seized on the date of signature of the deed of delivery.

If any tenancy agreement of the property expires following the signing of this contract of sale, the Seller shall give immediate notice of this to the Buyer and (provided that the Buyer can no longer invoke any of the conditions subsequent specified in Article 9 of the Special Conditions) the Seller shall not be permitted to enter into any new tenancy agreement without the Buyer’s prior written consent.

The above provision shall also apply in respect of any amendment to an existing tenancy agreement.

If the Buyer withholds his consent to the making of a new tenancy agreement or to the amendment of an existing tenancy agreement, the Buyer shall be required to compensate the Seller for the loss of rent.

If the Buyer withholds his consent to the making of a new tenancy agreement, the risk of the property being occupied by squatters shall be borne by the Buyer, as will any consequences under the Housing Allocation Act - and the regulations made under it - of the fact that the property is unoccupied.

4.
If the dimensions or size of the property as specified by the Seller or the further description of it or the representations made in Articles 4 and 5 of the Special Conditions is/are incorrect or incomplete, neither party may derive any right from this. However, there will be an exception to this if and in so far as the specification or description warranted by the other party in this contract has not been made in good faith, or if the matter at issue concerns a hitherto undisclosed fact which qualifies for entry in the public registers but has not hitherto been entered in them.

5.
The property shall be transferred together with all accompanying rights and powers and free of any special burdens and restrictions, save for those which the Buyer has expressly accepted in the Special Conditions.

6.
The delivery (transfer of actual possession) of the property, and of any movables sold with it, shall take place upon the signing of the deed of delivery and in the state and condition in which the property and/or the movables are at that time, subject to the proviso that such state and condition may not be worse – other than due to the acts or omissions of the Buyer – than the present state and condition of the property and movables, normal wear and tear excepted.

The Seller shall – as a careful debtor – take due care of the property and any movables sold with it until their delivery.
7.
The Seller shall give the Buyer and/or his estate agent and/or the Buyer’s authorised representative the opportunity of inspecting the property and any movables sold with it shortly before the signing of the deed of delivery.

8.
Subject to the condition precedent that the property is delivered, the Seller hereby assigns to the Buyer all claims which the Seller may now or at any other time be capable of enforcing against the architect(s), builder(s), contractor(s), subcontractor(s), fitter(s) and/or supplier(s) of the property and any movables sold with it, or any part or parts therein or thereof, as well as the rights under any subsidy schemes, guarantee schemes and certificates of guarantee, all this in so far as such claims or rights are assignable and without any requirement to give an indemnity.

The Seller undertakes to provide the Buyer with all relevant information at his disposal.

Only after the property and any movables sold with it have been transferred shall the Buyer shall be authorised to effectuate the assignment of the aforementioned rights by giving notice of this assignment to the persons against whom the said rights can be exercised.

9.	The transfer of the property shall take place by entry of a copy of the deed of delivery in the register at the office of the Land and Public Registry Agency.

Force majeure, risk, insurance
Article II
1.
If either party is entirely unable to fulfil his obligations owing to an occurrence beyond his control (force majeure) other than during a foreseeable period of time, this contract of sale shall be cancelled following the service of written notice to that effect.

2.	The risk in respect of the property and any movables sold with it shall pass to the Buyer upon the signing of the deed of delivery.
3.
If as a result of damage, other than minor damage, to the building the Seller is able to fulfil only part of his obligations, he shall be required to give immediate notice of this to the Buyer by registered letter and to send a copy of the notice to the notary. This contract shall then be cancelled by operation of law, unless the Buyer indicates within four weeks of receiving the notice of the damage, but in any event before the date of transfer, that he wishes the contract of sale to be performed. In that case the contract shall remain in force, but the Buyer may reduce the purchase price by the amount of such damage.

4.	If the Buyer wishes the contract to be performed, the following provisions shall apply:
(a)
The Seller shall compensate the Buyer for the damage in so far as it exceeds the purchase price. The provision of the previous sentence shall not apply in the event of damage of a kind not normally covered by Dutch non-life insurance companies.

(b)
If any claim under an insurance policy is paid to the Seller, the parties shall deem the damage to be equal to the amount of the insurance payment, unless the Buyer proves that the damage exceeds the insurance payment.

(c)
Any sum which the Seller may be required to pay under the provisions of (a) as compensation for damage in excess of the purchase price need not be paid to the Buyer until after the Seller has received the insurance payment or, as the case may be, until the damage has been assessed as referred to below.

(d)
If the property has suffered damage as a result of a peril against which the Seller has not taken out adequate insurance, the extent of the damage shall be assessed by the parties in mutual agreement. If the parties fail to reach such agreement, the damage shall be assessed by an expert to be appointed, at the request of either party, by the court in whose jurisdiction the property is situated.

(e)
If the Buyer wishes to prove that the damage exceeds the insurance payment or the event referred to in (d) occurs, or if the damage to the property has occurred at such a point in time that the production of proof by the Buyer as referred to in (b) or the assessment of the damage as referred to in (d) is not possible before the agreed date of signature of the deed of delivery, this contract shall be performed on the date agreed by the parties, subject to the proviso that such amount of the purchase price as the notary may determine will be withheld by the notary until the amount of the damage has been assessed in a manner binding upon both parties. If so requested, the Seller shall furnish security to such value as the notary, at his sole discretion, considers sufficient.

The parties hereby give the notary power of attorney to refund to the Buyer such part of the sum withheld as equals the amount of the damage and to pay the remainder to the Seller as soon as the damage has been assessed.
5.
The Seller shall take out and maintain at his own expense until the signing of the deed of delivery insurance for the buildings and structures belonging to the property at rebuilding value with an insurance company of sound repute and upon the terms and conditions usually applied by Dutch non-life insurance companies. Failing this, the Buyer may take out such insurance at the expense and in the name of the Seller, or, as the case may be, may extend the existing insurance and/or raise it to rebuilding value.

The Buyer may require the Seller to produce to him the insurance policy and premium receipts concerned and may also ask the insurance company for information.

Assumption of obligations
Article III
1.
If obligations of a personal nature have been imposed upon the Seller which he in turn is required to impose upon the Buyer and any subsequent buyer (i.e. covenants to insert a fresh positive covenant in any subsequent conveyance), the Buyer shall - provided he has expressly accepted such obligations, as shown in Article 6 of the Special Conditions - assume and fulfil such obligations and also impose the same obligations upon his successors in title, in the manner described in the deed of delivery.

2.	The Buyer shall not be required to take over any insurance contracts concluded by the Seller.
3.
Orders for work to be carried out on the property under the Housing Act (Woningwet) which are made after the date of signature of this contract of sale by the Buyer and the Seller and were not previously announced by written notice shall be for the account of the Buyer. If the work has to be carried out before the signing of the deed of delivery, the Seller shall consult with the Buyer about the carrying out of such work.

Payment and apportionment
Article IV
1.	As from the date when the deed of delivery is signed all income and expenditure in respect of the property shall be for the account of the Buyer.
Rent due up to and including the date of signature of the deed of delivery shall be collected by and at the risk of the Seller.
The local property tax levied on account of the actual use of the property shall not be apportioned.
The Seller shall pay in full the outgoings for the current periods on the date of signature of the deed of delivery, without prejudice to the apportionment of accounts between the parties.
2.	If tenants have paid deposits, such deposits and any current interest on them shall be apportioned between the Seller and the Buyer upon the signing of the deed of delivery.

If any bank guarantees have been issued on behalf of tenants in favour of the Seller, the Seller shall hand over the documents concerned to the Buyer upon the signing of the deed of delivery; the Seller shall make every effort to ensure that these bank guarantees are made out in favour of the Buyer.

3.
Payment of the purchase price and any turnover tax and apportionment of the income and expenditure as specified by the Seller in a statement supplied in good time before the signing of the deed of delivery and any turnover tax charged thereon and any deposits shall be made (in accordance with the said statement) through the notary.

All sums owed by the Buyer shall be paid by the Buyer in full upon the signing of the deed of delivery by transfer to the special account of the notary no later than on the date of signing of the deed of delivery and at the value on that date.

4.
For the benefit of creditors who should – in connection with the correct conclusion of the sale and purchase transaction and the delivery of the property – be paid from the purchase price, the Seller hereby obtains a warranty that their claims will be paid by the notary directly from the purchase price and will be, for this purpose, be transferred from the special account of the notary to their bank or giro account; the notary will accordingly be obliged to pay to the Seller himself only such part of the purchase price as remains thereafter. The Seller and the aforementioned creditors agree to accept the notary’s decision on which of the creditors notified by the Seller in good time fulfil the aforementioned criterion and up to what amounts.  The warranty does not extend to the residue due to the Seller.

The Seller is entitled to receive payment from the notary of the amount to which he is entitled - and the creditors referred to above in this paragraph are entitled to receive payment from the notary of the sum to which each of them is entitled – only when the notary has ascertained, on the basis of written examination of the public registers, that the transfer has taken place in conformity with the provisions of Article I, paragraph 1. The Seller and the aforementioned creditors are aware that - in connection with the said examination - there may be an interval of one or more working days between the date of signing of the deed of delivery and the date of payment.

5.
The party who is liable to pay the transfer duty under the terms of this contract of sale shall deposit the said duty with the notary upon the signing of the deed of delivery for payment to the Collector of Taxes.

In the event referred to in Article 1, paragraph 2 of the Special Conditions, the Buyer shall deposit the difference referred to therein with the notary upon the signing of the deed of delivery for payment to the Seller as soon as the amount of transfer duty actually due has, in the notary’s opinion, been determined.

In so far as the Buyer is jointly and severally liable for the outgoings as referred to in the last sentence of paragraph 1 of this Article up to the date of signing of the deed of delivery, the Seller shall, if the Buyer so requires, pay a deposit to the notary, upon the signing of the deed of delivery, as security for the payment of such outgoings.

6.
If turnover tax is due the Seller shall ensure that the Buyer receives in good time an invoice within the meaning of the Turnover Tax Act (Wet op de omzetbelasting) 1968. This obligation shall lapse if the deed of delivery itself fulfils the requirements of such an invoice or if the notary has, on behalf of the Seller, supplied such an invoice containing the particulars of the Seller when settling the transaction.  If the reverse charge procedure as referred to in the Turnover Tax Act 1968 is applicable, the notary shall include in the deed of delivery and/or the statements the words ‘turnover tax shifted under reverse charge procedure’.

7.
To provide for the eventuality that the purchase price must be refunded to the Buyer, the Buyer obtains, for the benefit of persons who have remitted the purchase price (or part thereof) directly to the special account of the notary, a warranty that these amounts will be refunded by the notary by transfer to the account from which they were debited; the notary shall accordingly owe the Buyer only the amounts transferred by the Buyer himself. The warranty does not extend to the amounts transferred by the Buyer himself.

Deposit
Article V
1.
If it has been agreed that the Buyer will pay a deposit as additional security for the performance of his obligations, this must be remitted to the notary’s special account; interest received by the notary on such deposit shall be paid to the Buyer.

The notary shall confirm in writing to the Seller or to the Seller’s estate agent that the deposit or, as the case may be, the bank guarantee has been received.
2.
The deposit paid by the Buyer shall be forfeited by operation of law if the Buyer, after being given notice of default in the manner referred to in Article VI, fails to perform his obligations during the period specified for that purpose in the notice of default.  If the Seller demands performance of the contract, the foregoing shall apply (in each case) only in respect of that part of the deposit owed by the Buyer as a daily penalty under Article VI, paragraph 2 (a).

3.
The notary shall pay the deposit to the Seller upon the signing of the deed of delivery and in the manner referred to in Article IV, paragraph 4, or, as the case may be, if the Buyer, after being given notice of default in the manner referred to in Article VI, fails to perform his obligations during the period specified for that purpose in the notice of default, the notary shall pay the deposit to the Seller in proportion to the daily penalty forfeited by the Buyer.

In the former case the deposit, in so far as not previously paid to the Seller, shall be deducted from the purchase price and from that part of the costs and taxes owed by the Buyer on the basis of the provisions of this contract of sale which are not paid by or on behalf of the Buyer from other funds.

After the signing of the deed of delivery, the notary shall - subject to analogous application of Article IV, paragraph 4, second sentence - pay to the Buyer from the part of the deposit not paid to the Seller, and any interest on the deposit, everything in so far as these amounts are not necessary to pay the costs and duties owed by the Buyer.

4.
The notary shall refund the deposit to the Buyer if the Seller – after being given notice of default in the manner described in Article VI – fails to perform his obligations during the period specified for that purpose in the notice of default and also if this contract has been cancelled on grounds other than breach of contract (non-performance) by the Buyer.

5.
If both parties fail to perform their obligations or if the notary is unable to judge which of the parties is in default, the notary shall retain the deposit – except where identical payment instructions are received from both parties – until it has been determined, by judgment of a court that has the force of res judicata or by judgment of a court that is enforceable forthwith, to which of the parties he should pay the deposit. If a bank guarantee has been issued, such bank guarantee must be extended for the duration of the aforesaid period, failing which the notary will be obliged to collect payment under the bank guarantee.

6.	If it has been agreed that the Buyer will furnish a bank guarantee, such bank guarantee shall:
(a)	be unconditional and continue in force until at least one month after the agreed date of delivery;
(b)
have been issued to the notary by a credit institution with a licence with the meaning of the Credit System (Supervision) Act (Wet toezicht kredietwezen) 1992, or by an insurance company with a licence within the meaning of the Insurance Industry (Supervision) Act (Wet toezicht verzekeringsbedrijf), or by a foreign bank of sound repute, this being a matter to be assessed solely by the notary; and

(c)	contain a clause to the effect that the amount of the guarantee will be immediately paid to the notary when he so requests.
If the amount of the guarantee is paid to the notary, he shall deal with it in the manner provided for above.
7.
The parties hereby authorise the notary to deduct the expenses incurred by him from the deposit or, as the case may be, from the payment received under the bank guarantee, plus any interest accrued on such deposit or payment.

8.
For the purposes of this Article the notary alone shall decide whether the contract has been performed and whether either party or both parties is/are in default or, finally, whether the notary is himself unable to judge which of the parties is in default, subject to the proviso that during a period of one month after the notary has issued a written statement with respect to the above the parties have the right to submit any dispute on such statement to the court having jurisdiction.

Breach of contract (non-performance)
Article VI
1.
In the event of non-performance or late performance of this contract other than as a result of events beyond a party’s control (force majeure), the party who has failed to perform shall be liable for all damage, including costs and interest, suffered by the other party on account thereof, irrespective of whether or not the party who has failed to perform is in default within the meaning of the following paragraph.

2.
If either party fails to perform one or more of his obligations - including but not limited to late payment of the deposit or late furnishing of an adequate bank guarantee - and does not remedy such failure within eight days of being served with notice of default by bailiff’s notification, the party concerned shall be in default and the other party, may choose between the following alternatives:

(a)
demand performance of the contract, in which case the party in default will forfeit an immediately payable penalty of three per mille of the purchase price for each day that passes from the end of the aforesaid term of eight days until the day of performance;

(b)	cancel the contract by a written statement to that effect and demand payment of an immediately payable penalty of ten per cent of the purchase price.
3.	Any penalty paid or due shall be deducted from any compensation due, together with interest and costs.
4.	This shall include any turnover tax due on the penalty.
5.
The notice of default procedure and the penalty scheme described in paragraph 2 shall no longer apply after the notary has verified by written examination of the public registers that the transfer has been carried out in accordance with the provisions of Article I, paragraph 1, and after the Seller and any creditors referred to in Article IV, paragraph 4, have each received from the notary the amount to which they are entitled.

Conditions subsequent
Article VII
Any conditions subsequent which may have been agreed between the Seller and the Buyer shall cease to have effect after the deed of delivery has been signed.

Costs in the case of cancellation
Article VIII
If this contract is cancelled by mutual consent, the costs of the work performed by the notary in relation to this contract of sale and its execution shall be borne equally by the Seller and the Buyer, each bearing half of such costs.
If this contract is cancelled as a result of the fulfilment of a condition subsequent, the aforementioned costs shall be borne by the party who invokes such condition subsequent or on whose behalf the condition subsequent was included.
If this contract is cancelled on account of non-performance by one of the parties, the aforesaid costs shall be borne by that party.
If the contract is cancelled by the Buyer on account of his statutory right to cancel the contract within three days of the date on which he receives a copy of the contract, he shall bear the aforementioned costs.

Final clauses
Article IX
1.
For the purposes of this contract and its consequences and until the deed of delivery has been signed, the parties choose as their address for service the office of the notary in whose custody this contract will remain.

2.	If two or more persons are Buyers or if two or more persons are Sellers, the following rules shall apply:
(a)	the Buyers (or, as the case may be, the Sellers) may exercise their rights under this contract only jointly, subject to the proviso that:
-	the Buyers hereby give each other an irrevocable power of attorney to cooperate in the delivery and transfer on each other’s behalf;
-	the Sellers hereby give each other an irrevocable power of attorney to cooperate in the delivery and transfer on each other’s behalf;
(b)	the obligations of the Sellers under this contract are joint and several;
(c)	the obligations of the Buyers under this contract are joint and several.
3.	Where reference is made in this contract to ‘payment to the notary’ or ‘deposit with the notary’ this means payment into the special account of the notary.
4.
The Seller and the Buyer instruct the notary to perform such activities as are necessary for the performance of this contract. The Seller and the Buyer give the notary a power of attorney to arrange, in the eventuality that this contract is cancelled, for the cancellation of the entry of this contract in the public registers.

5.	By countersigning this contract the notary affirms that he assumes the obligations to which he is subject under this contract and that he accepts the authorisations and powers given to him herein.

Signed in Leimuiden on 26 July 2007
and in Amsterdam on 31 July 2007.

Seller	Buyer	Notary

As proof of their approval and co-operation to the above this agreement is also signed by the four shareholders in the Seller.

______________                                                   ______________
Shareholder 1                                                   Shareholder 2
A.H. Hommel                                                   A. Hulsker

______________                                                   ______________
Shareholder 3                                                   Shareholder 4
C. van der Horst                                                                   R.H. Dresselhuis

Annex 4

Conditions subsequent
Article 9
This purchase is subject to the conditions subsequent that:

a.
the buyer will not have obtained any necessary approval, or the promise in that respect of the Board of Royal Invest International Corporation, and the buyer has also stated in writing and documented to the civil-law notary at the latest on the first working day after the last-mentioned date, that he wants to dissolve this agreement on account of not obtaining or not timely obtaining of said promise; and/or